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                                                                    EXHIBIT 10.3


                             VISION SOLUTIONS, INC.

                       NONQUALIFIED STOCK OPTION AGREEMENT


         This Incentive Stock Option Agreement (the "Agreement") is entered into as of _________________________, 19__, by and between Vision Solutions, Inc., a California corporation (the "Company") and
_______________________________________ (the "Optionee") pursuant to the
Company's 1996 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan (the "Plan").

     1.   GRANT OF OPTION. The Company hereby grants to Optionee an option (the
"Option") to purchase all or any portion of a total of       shares (the
"Shares") of the Common Stock of the Company at a purchase price of $     per
share (the "Exercise Price"), subject to the terms and conditions set forth herein and the provisions of the Plan. This Option is a nonqualified stock option.

     2. VESTING OF OPTION. The right to exercise this Option shall vest in installments, and this Option shall be exercisable from time to time in whole or in part as to any vested installment, as follows:

                                                          This Option shall be
                           On or After:                   Exercisable as to:
                           ------------                   ------------------
     (i)                      , 19     :                                  shares
            ------------------    -----                   ---------------

     (ii)                     , 19     :  an additional                   shares
            ------------------    -----                   ---------------

     (iii)                    , 19     :  an additional                   shares
            ------------------    -----                   ---------------

     (iv)                     , 19     :  an additional                   shares
            ------------------    -----                   ---------------

The right to exercise may vest sooner as provided in Section 11 below. The Administrator of the Plan shall have the right, but not the obligation, to accelerate the vesting of this Option. Notwithstanding the foregoing, no shares shall vest after the date of termination of Optionee's "Continuous Service" (as defined in Section 3 below), but this Option shall continue to be exercisable in accordance with Section 3 hereof with respect to that number of shares that have vested as of the date of termination of Optionee's Continuous Service.

     3. TERM OF OPTION. Optionee's right to exercise this Option shall terminate upon the first to occur of the following:

          (a) the expiration of _________ (___) years from the date of this Agreement;

          (b) the expiration of Optionee's Continuous Service, for any reason, including termination of employment with or without cause or as a result of a death or disability of Optionee.
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          (c)  a Change in Control of the Company if such options are terminated pursuant to Section 11.

               As used herein, the term "Continuous Service" means (i) employment by either the Company or any parent or subsidiary corporation of the Company, or by a corporation or a parent or subsidiary of a corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies, which is uninterrupted except for vacations, illness (except for permanent disability, as defined in Section 22(e)(3) of the Code) or leaves of absence which are approved in writing by the Company or any of such other employer corporations, if applicable, (ii) service as a member of the Board of Directors of the Company, or (iii) so long as Optionee is engaged as a consultant or service provider to the Company or other corporation referred to in clause (i) above. The expiration of Continuous Service shall be the date Optionee no longer renders service for the Company or related entities as provided above, regardless of the period for which the Company may continue to make compensation payments to Optionee.

     4. EXERCISE OF OPTION. On or after the vesting of any portion of this Option in accordance with Section 2 above, and until termination of this Option in accordance with Section 3 above, the portion of this Option which has vested may be exercised in whole or in part by the Optionee (or, after Optionee's death, by the successor designated in Section 5 below) upon delivery of the following to the Company at its principal executive offices:

          (a) a written notice of exercise which identifies this Agreement and states the number of Shares then being purchased (but no fractional Shares may be purchased);

          (b) a check or cash in the amount of the Exercise Price (or payment of the Exercise Price in such other form of lawful consideration as the Administrator may approve from time to time under the provisions of Section 5.3 of the Plan);

          (c) a check or cash in the amount reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Optionee in connection with the exercise of this Option (unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee's wages, bonus or other compensation payable to Optionee, or by the withholding of Shares issuable upon exercise of this Option or the delivery of Shares owned by the Optionee in accordance with Section 10.1 of the Plan, provided such arrangements satisfy the requirements of applicable tax laws); and

          (d) a letter, if requested by the Company, in such form and substance as the Company may require, setting forth the investment intent of the Optionee, or person designated in Section 5 below, as the case may be.

     5. DEATH OF OPTIONEE; NO ASSIGNMENT. The rights of the Optionee under this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by such Optionee. Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of this Option in contravention of this Agreement or the Plan shall be void and shall have no effect. If the Optionee's Continuous Service terminates as a result of Optionee's death, and provided Optionee's rights hereunder shall have vested pursuant to Section 2 hereof, Optionee's legal representative, Optionee's legatee, or the person who acquired the right to


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exercise this Option by reason of the death of the Optionee (individually, a
"Successor") shall succeed to the Optionee's rights and obligations under this Agreement. After the death of the Optionee, only a Successor may exercise this Option.

     6.   REPRESENTATIONS AND WARRANTIES OF OPTIONEE.

          (a) Optionee represents and warrants that this Option is being acquired by Optionee for Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

          (b) Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such Shares under the Securities Act of l933, as amended (the "Act"), on the basis of certain exemptions from such registration requirement. Accordingly, Optionee agrees that Optionee's exercise of the Option may be expressly conditioned upon Optionee's delivery to the Company of an investment certificate including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that Optionee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by Optionee that the certificates evidencing the Shares may bear a legend indicating such non-registration under the Act and the resulting restrictions on transfer. Optionee acknowledges that, because Shares received upon exercise of an Option may be unregistered, Optionee may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Act or an exemption from such registration is available.

          (c) Optionee acknowledges receipt of a copy of the Plan and understands that all rights and obligations connected with this Option are set forth in this Agreement and in the Plan.

     7. RESTRICTIVE LEGENDS. Optionee hereby acknowledges that federal securities laws and the securities laws of the state in which Optionee resides may require the placement of certain restrictive legends upon the Shares issued upon exercise of this Option, and Optionee hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company, or its counsel, may deem necessary or advisable.

     8. LIMITATION OF COMPANY'S LIABILITY FOR NONISSUANCE. The Company agrees to use its reasonable best efforts to obtain from any applicable regulatory agency such authority or approval as may be required in order to issue and sell the Shares to the Optionee pursuant to this Option. Inability of the Company to obtain, from any such regulatory agency, authority or approval deemed by the Company's counsel to be necessary for the lawful issuance and sale of the Shares hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority or approval shall not have been obtained.

     9.   RIGHT OF FIRST REFUSAL.

          (a) The Shares acquired pursuant to the exercise of this Option may be sold by the Optionee only in compliance with the provisions of this Section 9, and subject in all cases to compliance with the provisions of Section 6(b) hereof. Prior to any intended sale, Optionee shall first give written notice (the "Offer Notice") to the Company specifying (i) Optionee's bona fide intention to sell or otherwise transfer such Shares, (ii) the name and address of the proposed purchaser(s), (iii) the

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number of Shares the Optionee proposes to sell (the "Offered Shares"), (iv) the price for which Optionee proposes to sell the Offered Shares, and (v) all other material terms and conditions of the proposed sale.

          (b) Within 30 days after receipt of the Offer Notice, the Company or its nominee(s) may elect to purchase all or any portion of the Offered Shares at the price and on the terms and conditions set forth in the Offer Notice by delivery of written notice (the "Acceptance Notice") to the Optionee specifying the number of Offered Shares that the Company or its nominees elect to purchase. Within 15 days after delivery of the Acceptance Notice to the Optionee, the Company and/or its nominee(s) shall deliver to the Optionee a check (or, at the discretion of the Company, such other form of consideration set forth in the Offer Notice) in the amount of the purchase price of the Offered Shares to be purchased pursuant to this Section 9, against delivery by the Optionee of a certificate or certificates representing the Offered Shares to be purchased, duly endorsed for transfer to the Company or such nominee(s), as the case may be. If the Company and/or its nominee(s) do not elect to purchase all of the Offered Shares, the Optionee shall be entitled to sell the balance of the Offered Shares to the purchaser(s) named in the Offer Notice at the price specified in the Offer Notice or at a higher price and on the terms and conditions set forth in the Offer Notice, provided, however, that such sale or other transfer must be consummated within 60 days from the date of the Offer Notice and any proposed sale after such 60-day period may be made only by again complying with the procedures set forth in this Section 9.

          (c) The Optionee may transfer all or any portion of the Shares to a trust established for the sole benefit of the Optionee and/or his or her spouse or children without such transfer being subject to the right of first refusal set forth in this Section 9, provided that the Shares so transferred shall remain subject to the terms and conditions of this Agreement and no further transfer of such Shares may be made without complying with the provisions of this Section 9.

          (d) Any Successor of Optionee pursuant to Section 5 hereof, and any transferee of the Shares pursuant to this Section 9, shall hold the Shares subject to the terms and conditions of this Agreement, including without limitation the repurchase rights set forth in Section 10 below, and no further transfer of the Shares may be made without complying with the provisions of this
Section 9.

          (e) All stock certificates evidencing the Shares shall be imprinted with a legend substantially as follows:

          "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AGAINST TRANSFER, INCLUDING A RIGHT OF FIRST REFUSAL IN FAVOR OF THE COMPANY, AND CERTAIN REPURCHASE OPTIONS AS SET FORTH IN A STOCK OPTION AGREEMENT DATED _______________________, 19___. TRANSFER OF THESE SHARES MAY BE
          MADE ONLY IN COMPLIANCE WITH THE PROVISIONS OF SAID AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

          (f)  The rights provided the Company and its nominee(s) under this
Section 9 shall terminate upon the closing of an underwritten public offering of Shares of the Company's Common

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Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act").

     10.  REPURCHASE OPTION.

          (a) In the event Optionee ceases Continuous Service with the Company for any reason (the "Termination"), any Shares acquired or which may thereafter be acquired pursuant to the exercise of this Option (the "Purchased Shares") (whether held by Optionee or one or more of Optionee's transferees) will be subject to repurchase by the Company pursuant to the terms and conditions set forth in this Section 10 (the "Repurchase Option").

          (b) The purchase price for each Purchased Share will be the "Fair Market Value" (as defined below) for such share as determined on the date of Termination (the "Repurchase Price").

          (c) The Company's board of directors (the "Board") may elect to purchase all or any portion of the Purchased Shares by delivering written notice (the "Repurchase Notice") to the holder or holders of the Purchased Shares within 90 days after the later of (i) Termination, or (ii) the last date this Option may be exercised by Optionee or a Successor. The Repurchase Notice will set forth the number of Purchased Shares to be acquired from Optionee, the aggregate consideration to be paid for such Shares and the time and place for the closing of the transaction. The number of Purchased Shares to be repurchased by the Company shall first be satisfied to the extent possible from the Purchased Shares held by Optionee at the time of delivery of the Repurchase Notice. If the number of Purchased Shares then held by Optionee is less than the total number of Purchased Shares which the Company has elected to purchase, the Company shall purchase the remaining Purchased Shares elected to be purchased from the other holder(s) of Purchased Shares under this Agreement, pro rata according to the number of Purchased Shares held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share).

          (d) The closing of the purchase of the Purchased Shares pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice, which date shall not be more than one (1) month nor less than five (5) days after the delivery of such notice (the "Repurchase Date"). The Company may, at its option, pay for the Purchased Shares to be purchased pursuant to the Repurchase Option either (i) in one lump sum payment by delivery of a check or wire transfer on the Repurchase Date in an amount equal to the Repurchase Price, or (ii) by delivery on the Repurchase Date of (A) a check or wire transfer in an amount equal to the sum of the aggregate original cost of the Purchased Shares to be repurchased, in any event not exceeding in the aggregate the Repurchase Price (the "Cash Repurchase Payment"), and (B) a promissory note of the Company in a principal amount equal to the Repurchase Price minus the Cash Repurchase Payment, bearing interest at the rate of the lesser of (i) eight percent (8%), or (ii) the prime rate of interest then in effect of Bank of America, NT&SA, per annum non-compounded commencing on the Repurchase Date and providing for payment of the principal amount, plus accrued interest, in thirty-six (36) installments on the last day of each calendar month for the next thirty-six (36) months following the Repurchase Date. In addition, the Company may pay the Repurchase Price for such Shares by offsetting amounts outstanding under any bona fide debts owed by Optionee to the Company. The Company will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require all sellers' signatures be guaranteed.

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          (e)  Notwithstanding anything to the contrary contained in this
Agreement, all repurchases of Purchased Shares by the Company shall be subject to applicable restrictions contained in the applicable state law and in the Company's and its subsidiaries' debt and equity financing agreements. If any such restrictions prohibit the repurchase of Purchased Shares hereunder which the Company has otherwise elected to make, or if the Company should otherwise deem it appropriate, the Company may assign its repurchase rights to one or more third parties or make such repurchases as soon as it is permitted to do so under such restrictions; provided, however, that, notwithstanding such restrictions, the Company shall deliver the Repurchase Notice as provided in paragraph 10(c) above, and shall remain bound by the terms of such Repurchase Notice until such time as the Purchased Shares are actually purchased by the Company pursuant to such notice.

          (f) For purposes of this Section 10, the Fair Market Value will be the fair value of the Common Stock as determined in good faith by the Board of Directors of the Company.

          (g) The rights provided the Company under this Section 10 shall terminate upon the closing of an underwritten public offering of Shares of the Company's Common Stock pursuant to an effective registration statement under the Securities Act.

     11. ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE. In the event that the outstanding Shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other similar change in the capital structure of the Company, then appropriate adjustment shall be made by the Administrator to the number of Shares subject to the unexercised portion of this Option and to the Exercise Price per share, in order to preserve, as nearly as practical, but not to increase, the benefits of the Optionee under this Option, in accordance with the provisions of Section 4.2 of the Plan.

     12. CHANGE IN CONTROL. In the event that the Company proposes to enter into a transaction which will result in a Change in Control of the Company (as defined in the Plan), or any other event should occur which would result in a Change in Control of the Company, all outstanding Options shall terminate effective concurrently with the Change in Control, unless provision is made in writing in connection with such Change in Control for the continuance of the Plan and for the assumption of all outstanding Options, or for the substitution for such Options of new options to purchase shares of a successor corporation, with appropriate adjustments and to the number and kinds of shares and prices, in which event, the Plan and the Options, or the new options substituted therefor, shall continue in the manner and under the terms so provided. If provision is not made in such Change in Control for the continuance of the Plan and the assumption of Options, or the substitution for such Options of new options covering shares of a successor corporation, then the Administrator shall cause written notice of the proposed Change in Control transaction to be given to the persons holding Options not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction, in which this Option, to the extent then exercisable, may be exercised prior to the Change in Control.

     13. NO EMPLOYMENT CONTRACT CREATED. Neither the granting of this Option nor the exercise hereof shall be construed as granting to the Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries. The right of the Company or any of its subsidiaries to terminate at will the Optionee's employment at any time (whether by dismissal,

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discharge or otherwise), with or without cause, is specifically reserved, subject to any other written employment agreement to which the Company and Optionee may be a party.

     14. RIGHTS AS STOCKHOLDER. The Optionee (or transferee of this option by will or by the laws of descent and distribution) shall have no rights as a stockholder with respect to any Shares covered by this Option until the date of the issuance of a stock certificate or certificates to him or her for such Shares, notwithstanding the exercise of this Option.

     15. "MARKET STAND-OFF" AGREEMENT. Optionee agrees that, if requested by the Company or the managing underwriter of any proposed public offering of the Company's securities, Optionee will not sell or otherwise transfer or dispose of any Shares held by Optionee without the prior written consent of the Company or such underwriter, as the case may be, during such period of time following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify.

     16. INTERPRETATION. This Option is granted pursuant to the terms of the Plan, all defined terms, unless otherwise defined herein, shall have the meaning set forth in the Plan, and this Option shall in all respects be interpreted in accordance with the Plan. The Administrator shall interpret and construe this Option and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator shall be final and binding on the Company and the Optionee. As used in this Agreement, the term "Administrator" shall refer to the committee of the Board of Directors of the Company appointed to administer the Plan, and if no such committee has been appointed, the term Administrator shall mean the Board of Directors.

     17. NOTICES. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, and addressed, if to the Company, at its principal place of business, Attention: the Chief Financial Officer, and if to the Optionee, at Optionee's most recent address as shown in the employment or stock records of the Company.

     18. SEVERABILITY. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

     19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument.

     20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of California without giving effect to any choice or conflict of law provisions or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

     21.  ARBITRATION, FEES AND COSTS.

          (a) Except solely as set forth in clause (c) of this Section 21, each dispute, difference, controversy or claim arising in connection with or related or incidental to, or question

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occurring under, this Agreement or the subject matter hereof, or otherwise in any way related to the employment of Optionee by the Company, shall be finally settled under the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") by an arbitral tribunal composed of three (3) arbitrators, at least one of whom shall be an attorney experienced in corporate transactions, appointed by agreement of the parties in accordance with said Rules. In the event the parties fail to agree upon a panel of arbitrators from the first list of potential arbitrators proposed by the AAA, the AAA will submit a second list in accordance with said Rules. In the event the parties shall have failed to agree upon a full panel of arbitrators from said second list, any remaining arbitrators to be selected shall be appointed by the AAA in accordance with said Rules. If, at the time of arbitration, the parties agree in writing to submit the dispute to a single arbitrator, said single arbitrator shall be appointed by agreement of the parties in accordance with the foregoing procedure, or, failing such agreement, by the AAA in accordance with said Rules. The foregoing arbitration proceedings may be commenced by any party by notice to the other parties.

          (b)  The place of arbitration shall be Orange County, California.

          (c) The parties hereby exclude any right to appeal to any court on the merits of the dispute. The provisions of this Section 21 may be enforced in any court having jurisdiction over the award or any of the parties or any of their respective assets, and judgment on the award (including without limitation, equitable remedies) granted in any arbitration hereunder may be entered in any such court. Nothing contained in this Section 21 shall prevent any party from seeking protection in the form of preliminary or temporary equitable relief.

          (d) Each party shall bear its own fees, costs and expenses, including without limitation, attorneys' fees, incurred in connection with such arbitration, regardless of the outcome of the arbitration. In no event shall the arbitrator be entitled to award punitive or exemplary damages.

          (e) Each of the parties hereby acknowledges that he or it has been informed by the other party that the provisions of this Section 21 constitute a material inducement upon which such party is relying and will rely upon in entering into this Agreement and the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

"VISION SOLUTIONS, INC."                 "OPTIONEE"



By:
   ------------------------------         ------------------------------
Its:                                      (Signature)
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                                          (Type or print name)



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